Exhibit 4.9

                                                           ENGLISH TRANSLATION

                                             FINANCING AGREEMENT BY
                                             EXTENSION OF CREDIT No.
                                             02.2.962.3.1, ENTERED INTO BY AND
                                             BETWEEN BANCO NACIONAL DE
                                             DESENVOLVIMENTO ECONOMICO E
                                             SOCIAL - BNDES AND COMPANHIA
                                             ENERGETICA DE MINAS GERAIS -
                                             CEMIG, AND OTHER INTERVENING
                                             THIRD PARTIES, AS FOLLOWS:

               BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES, hereinafter referred to as BNDES, a federal public company, with head office in Brasilia, Federal District (Brazil), and services in this city, at Avenida Republica do Chile, 100, registered with CNPJ (Corporate Taxpayer Registry) under No. 33,657,248/0001-89, represented by its undersigned representatives; and

               COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG, hereinafter referred to as BENEFICIARY, a joint-stock company, with head office in Belo Horizonte, State of Minas Gerais (Brazil), at Avenida Barbacena, 1200, registered with CNPJ (Corporate Taxpayer Registry) under No. 17,155,730/0001-64, represented by its undersigned representatives, and as INTERVENING PARTIES:

               I - AGENCIA NACIONAL DE ENERGIA ELETRICA - ANEEL, an autonomous government entity under special regimen, with head office at SGAN, QUADRA 603, Modulo J, Anexo, Brasilia, Federal District (Brazil), registered with CNPJ (Corporate Taxpayer Registry) under No. 02.270.669/0001-29, hereinafter referred to as ANEEL, represented by its undersigned representatives; and

               II - BANCO ITAU S.A., a financial institution, with head office in Sao Paulo, State of Sao Paulo (Brazil), at Praca Alfredo Egydio de Souza Aranha, no. 100, registered with CNPJ (Corporate Taxpayer Registry) under No. 60.701.190/0001-04, hereinafter referred to as BANK, represented by its undersigned representatives;

Mutually agree with the following terms and conditions:


                                      ONE

TYPE, AMOUNT AND OBJECT OF THE AGREEMENT

     BNDES, within the scope of the Emergency and Extraordinary Program of Financial Support to Public Utilities of Electric Power Generation and Independent Electric Power Producers created by the Board of Executive Officers of BNDES, pursuant to a legal provision enacted by Decree No. 4,475, of November 20, 2002, based on Law No. 10,438, of April 26, 2002, extends to the BENEFICIARY, by means of this Agreement, a credit in the amount of R$396,744,105.00 (three hundred and ninety-six million, seven hundred and forty-four thousand and one hundred and five reais), to be provided with resources funded by the National Treasury.

SOLE PARAGRAPH The credit hereby extended aims to provide part of the resources needed to pay obligations relating to purchases of "energia livre" (non-contracted electricity) by the BENEFICIARY on the Wholesale Energy Spot Market - MAE during applicability of the Emergency Program to Reduce Electric Power Consumption.


                                      TWO

AVAILABILITY OF THE CREDIT

     In the event that the conditions mentioned in Section Eighteen are met, the credit will be made available to the BENEFICIARY by means of a deposit to the bank account of BENEFICIARY, designated in Sole Paragraph of this Section, subject to the effective transfer of the resources by the National Treasury.

SOLE PARAGRAPH The BENEFICIARY designates the escrow account No. 33,765-4 with Banco Itau S.A., Private Bank Branch (No. 2001), located at Rua Boa Vista, no. 185, Terreo, Sao Paulo - SP (Brazil), for deposit of the available credit, subject to the provisions set forth in Section Twenty-five.


                                     THREE

INTEREST

     The principal debit of BENEFICIARY will incur interest at the rate of one per cent (1%) per annum (as "spread") over the adjusted annual average rate of daily financing determined by the Special System for Settlement and Custody - SELIC.

SOLE PARAGRAPH The interest will be calculated on a daily basis by the pro rata system pursuant to the following formula, and capitalized on February 15, 2003, payable from March 15, 2003 on a monthly basis, plus repayment of principal, and on maturity or settlement of this Agreement, subject to the provisions of Section Twenty-four.


      n
    Sigma[SDV   * (Tx   + 1)]
         [    i       i     ]
    i=1
J = -------------------------
                36.000
where:

J    = Interest
SDVi = daily debit balance of the principal
Txi = adjusted annual average rate of daily financing determined by the Special System for Settlement and Custody - SELIC for day "i"; and
n    = number of days of the interest determination period.

                                     FOUR

PROCESSING AND COLLECTION OF THE DEBIT

     The collection of the principal and charges will be made through a prior Collection Notice issued by BNDES to the BANK. The BANK, in its turn, will inform the BENEFICIARY and transfer the amounts due to the account designated by it pursuant to the provisions of Paragraph First of Section Nine for settlement of those obligations on their respective maturity dates.

FIRST PARAGRAPH In the event that the BANK fails to receive the Collection Notice, the BANK shall not be exempt from its obligations provided for in this Agreement nor shall the BENEFICIARY be exempt from paying the installments of the principal and other charges on the dates set forth in this Agreement.

SECOND PARAGRAPH In the event that the SELIC rate is changed during the term between the first and fifteenth day in any month, the difference between the amount due and the collected amount will be reflected in an adjustment to the debit balance.


                                     FIVE

REPAYMENT

     The principal of the debit resulting from this Agreement shall be paid to BNDES in sixty (60) monthly and successive installments, calculated in accordance with the following formula. The first maturity date will be March 15 (fifteen), 2003, subject to the provisions set forth in Section Twenty-four. BENEFICIARY undertakes to fulfill all obligations resulting herefrom by means of the payment of the last installment on February 15 (fifteen), 2008, subject to the provisions of Section Ten.

          [        TM       ]
          [      -----      ]
          [      1.200      ]
AP = SDV* [-----------------]
          [            M    ]
          [[      TM  ]     ]
          [[ 1 + -----]  - 1]
          [[     1.200]     ]

where:

AP = repayment of the principal;
SDV = debit balance of the principal on maturity date;
M = number of outstanding installments;
TM = average rate calculated pursuant to the following formula:

     J * 36.000
TN = -----------
       n
     Sigma  SDV
     i = 1     i
where:

J = interest according to the definition of Section Third;
n = number of days of the determination period; and SDVi = daily debit balance of the principal.


                                      SIX

RESERVE FOR PAYMENT

     In order to comply with the payment of any obligation resulting herefrom, such as the principal of the debit, interest, commissions, conventional penalty and fine, the BENEFICIARY irrevocably and irreversibly assigns and transfers to BNDES, as of this date until final settlement of all obligations resulting from this Agreement, the proceeds resulting from the collection of electric power generation and distribution rates in the amount equal to three point twenty-seven per cent (3.27%) of its monthly sales.

FIRST PARAGRAPH For the purposes of this Agreement "monthly sales" shall mean the gross sales of BENEFICIARY, including all taxes and charges paid by purchaser, except value-added tax (ICMS).

SECOND PARAGRAPH The rights and actions of BNDES resulting from this Agreement, particularly with respect to the assignment of income provided for in this Section Six shall not be impaired by any changes, default, controversy, in or out of court, between the BENEFICIARY and the Concessionaires or Public Utilities of Public Services for Electric Power Distribution, relating to the reimbursement agreement of "energia livre" (non-contracted electricity) to be paid with receivables from the portion of the Extraordinary Rate Adjustment specifically created for that purpose.


                                     SEVEN

PARTIAL CONCENTRATION OF THE BENEFICIARY COLLECTION

     The BENEFICIARY will deposit, during the term of this Agreement, the proceeds from the collection of bills ensuring the effective receipt equal to ten per cent (10%) of the sales of the BENEFICIARY determined in the immediately preceding month, to account No. 30,265-8 (hereinafter referred to as COLLECTION ACCOUNT), at the Private Bank Branch (No. 2001) of the Bank.


                                     EIGHT

TRANSFER TO THE ESCROW ACCOUNT

         In light of the assignment provided for in Section Six, the BENEFICIARY hereby, irrevocably and irreversibly, authorizes BANK to transfer, on a daily basis, the proceeds of the collected bills mentioned in Section Seven, to account No. 30,266-6 (hereinafter referred to as ESCROW ACCOUNT), at Private Bank Branch (No. 2001), with the BANK, until the amount so transferred reaches the sum equal to three point twenty-seven per cent (3.27%) of the monthly sales of BENEFICIARY.

FIRST PARAGRAPH The BENEFICIARY shall, from the date hereof, instruct the BANK, with a copy of the instruction to BNDES, no later than the fifth business day of each month, the amount to be transferred to the ESCROW ACCOUNT during such month, based on the sales determined in the immediately preceding month.

SECOND PARAGRAPH In case the BENEFICIARY fails to comply with the provisions set forth in First Paragraph, BANK shall transfer the total amount received in collection.


                                     NINE

PAYMENT

     The BENEFICIARY hereby, irrevocably and irreversibly, in light of the assignment and transfer provided for in Sections Six and Eight, authorizes BANK to transfer from the ESCROW ACCOUNT to the account and order of BNDES the amounts required to repay any installment of the principal and additional charges of the debit resulting from this Agreement, in the amounts and terms as agreed by contract.

FIRST PARAGRAPH BNDES will, by means of a debit notice, inform BANK about the funds to be transferred to the designated account, without prejudice of the provisions of Paragraph First of Section Four.

SECOND PARAGRAPH In the event the funds available in the ESCROW ACCOUNT are insufficient to repay the installments of the principal and additional charges of the debit resulting from this Agreement, the BENEFICIARY shall, after being instructed by BANK, make the deposit in the amount required to make such payment in full, pursuant to the provisions of item V of Section Fifteen, without prejudice of the continuity of the transfers to the ESCROW ACCOUNT mentioned in Section Eight, until the percentage therein mentioned is reached.


                                      TEN

EARLY PAYMENT

     Any time the funds available in the ESCROW ACCOUNT are sufficient to settle a whole number of installments, the BENEFICIARY will be entitled to make an early partial payment equal to outstanding installments, irrespective of the execution of any contractual amendment, and the relevant amount so paid will be deducted from the debit balance, and respective maturity dates will be kept.

FIRST PARAGRAPH The BANK will determine the feasibility of any early payment mentioned in this Section Ten and, if so determined by the BENEFICIARY, it will inform the total amount transferred to BNDES.

SECOND PARAGRAPH In the event that the BENEFICIARY fails to choose the early payment, the remaining balance may, after payment to BNDES, be credited to the COLLECTION ACCOUNT.

THIRD PARAGRAPH A total or partial prepayment of the debit balance of this Agreement may be settled with the proceeds of a financial transaction executed between BNDES and BENEFICIARY, guaranteed by the Federal Government, regarding the acquisition of the Assignment of Credit of the Remaining Balance of the Revenue Compensation Account - CRC held by BENEFICIARY against the State of Minas Gerais.


                                    ELEVEN

EXCLUSIVE OPERATION OF THE ESCROW ACCOUNT

         The ESCROW ACCOUNT will be operated exclusively in accordance with the provisions of this Agreement and used for payment to BNDES. It shall be allowed the exclusive investment of the resources therein deposited in bonds of the National Treasury or funds guaranteed by it, provided that the respective redemption is compatible with the obligations of this Agreement and the proceeds are incorporated to the assignment provided for in Section Six.


                                    TWELVE

NO ENCUMBRANCE

         The BENEFICIARY may not assign or encumber on behalf of any other creditor the income assigned pursuant to Section Six.


                                   THIRTEEN

SPECIAL OBLIGATIONS OF BENEFICIARY

      The BENEFICIARY undertakes to:

I - comply, as applicable, until final settlement of the debt resulting from this Agreement, with the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS", approved by Resolution No. 665, of December 10, 1987, amended, in part, by Resolution No. 775, of December 16, 1991, by Resolution No. 863, of March 11, 1996, by Resolution No. 878, of September, 4, 1996, by Resolution No. 894, of March 6, 1997, by Resolution No. 927, of April 1st, 1998, and by Resolution 976, of September 24, 2001, enacted by the Board of Executive Officers of BNDES, published in the Official Gazette of the Federal Executive (Section I), of December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998,
       and October 31, 2001, respectively, which copy is delivered to the

       BENEFICIARY, who, after acknowledging its content, declares its acceptance as an integral and inseparable part of this Agreement, for all legal purposes and effects.

II -   use the total amount of the credit within a term not exceeding twelve
       (12) months from the date of execution of this Agreement, without prejudice of the power granted to BNDES to extend such term before or after such period, with the guarantees constituted herein, by way of an express authorization, in a letter, irrespective of any other formality or registration.

III - keep in good standing its obligations with the environmental agencies during the term of this Agreement;

IV - send to BNDES, on yearly basis, an Audit Report, Balance Sheet and Statement of Income, with the opinion of independent auditors;

V - send to BNDES, on a monthly basis, reports wherein the billed amounts and the amounts actually collected by the BENEFICIARY relating to the immediately preceding month are specified;

VI - retain an Independent Audit firm, if requested by BNDES, subject to the prior and express approval of BNDES, to carry out the accounting audit evidencing the compliance with the obligations of the BENEFICIARY provided for herein.


                                   FOURTEEN

OBLIGATIONS OF THE INTERVENING PARTY AGENCIA NACIONAL DE ENERGIA ELETRICA -
ANEEL

     The Intervening Party AGENCIA NACIONAL DE ENERGIA ELETRICA - ANEEL, qualified in the recitals of this Agreement, undertakes to:

I - keep BNDES permanently informed about any fact that may impair the performance of the Concession, Permission or Authorization, as applicable, or its economic and financial balance;

II - previously and expressly inform BNDES about any amendment to be made to any Concession, Permission or Authorization Agreement, as applicable;

III - in the event of intervention of any Concession, Permission or Authorization, as applicable, care for the full compliance of the obligations provided for in this Agreement, including the assignment of income provided for in Section Six; and

IV - in the event that a Concession, Permission or Authorization is terminated, include in the new bidding process for provision of the services that were the object of the Concession, Authorization or Permission, as applicable, as a condition to the new grant, the subrogation, by the new subrogating party, of the obligations of the BENEFICIARY resulting from this Agreement.

                                    FIFTEEN

OBLIGATIONS OF BANK

     The Intervening Party BANCO ITAU S.A., qualified in the recitals of this Agreement, undertakes to:

I - immediately inform BNDES in case the BENEFICIARY fails to comply with any obligation regarding the assignment of income provided for in Section Six;

II - fail to observe any order, whether from BNDES or BENEFICIARY, in connection with the assignment of income provided for in Section Six, in contravention with this Agreement, without the prior written consent of the other party;

III - facilitate the transfer of the amounts deposited in the COLLECTION ACCOUNT, pursuant to the provisions of Section Eight, as well as take all actions and procedures set forth in contract to ensure the assignment of income provided for in Section Six;

IV - facilitate the withholding and transfer of the amounts deposited in the ESCROW ACCOUNT, after being informed by BNDES pursuant to the provisions in the First Paragraph of Section Nine, as well as take all actions and procedures set forth in contract to ensure the assignment of income provided for in Section Six;

V - inform the BENEFICIARY if the funds available in the ESCROW ACCOUNT are insufficient to repay the principal and additional charges of the debit resulting from this Agreement, as well as the amount to be deposited by the BENEFICIARY for settlement in full of such payment;

VI - determine the feasibility of an early payment mentioned in Section Ten, inform the BENEFICIARY of such possibility and, if determined by the BENEFICIARY, implement it, and inform BNDES of the total transferred amount. In case the BENEFICIARY fails to make such early payment, the remaining balance, after payment to BNDES, may be deposited to the COLLECTION ACCOUNT.

VII - transfer the total proceeds received in the COLLECTION ACCOUNT to the ESCROW ACCOUNT, in case the BENEFICIARY fails to comply with the provisions of the First Paragraph of Section Eight;

VIII - make investment of resources deposited in the ESCROW ACCOUNT exclusively in bonds of the National Treasury or funds guaranteed by it, providing the respective redemption is compatible with the obligations of this Agreement and the proceeds are incorporated to the assignment provided for in Section Six; and

IX - send to BNDES, on a monthly basis, statements of the COLLECTION ACCOUNT and of the ESCROW ACCOUNT.

                                    SIXTEEN

INDEMNIFICATION PAID BY BANK

         In case BANK fails to comply with any of its obligations provided for in this Agreement, without prejudice to any other applicable penalties, BANK will be required to pay an indemnification to BNDES and/or BENEFICIARY, as applicable, for damages resulting therefrom.


                                   SEVENTEEN

REPLACEMENT OF BANK

         The Intervening Party BANK may be replaced, as determined by BNDES or after its consent. However, BANK shall continue to perform its duties until the new bank enters into an acceptance agreement to this Agreement, in form and substance satisfactory to BNDES, by which the new bank will subrogate itself to the rights and obligations of the BANK.


                                   EIGHTEEN

CONDITIONS TO USE THE CREDIT

         The use of the credit, in addition to the compliance, as applicable, with the conditions provided for in articles 5 and 6 of the above-mentioned "PROVISIONS APPLICABLE TO BNDES AGREEMENTS", and with those set forth in "FOLLOW-UP RULES AND INSTRUCTIONS", mentioned in article 2 of said "PROVISIONS", will be subject to the fulfillment of the following requirements:

I)    Use of any portion of the resources:

a) non existence of any economic and financial situation, which, at the discretion of BNDES, may compromise the financing; and

b) submission, by the BENEFICIARY, of the Clearance Certificate - CND, issued by the National Institute of Social Security - INSS, by the INTERNET, to be extracted by the BENEFICIARY and checked by BNDES at the address www.mpas.gov.br.

II) Use of the resources exceeding the amount of three hundred and thirty-five million four hundred and eighty-one thousand six hundred and forty-nine Reals and nineteen cents (R$335,481,649.19): final decision against the BENEFICIARY in the Mandamus No. 2003.34.00.000282-1 filed by the BENEFICIARY against the act of the General Director of ANEEL before the Tribunal of the 15th Federal Court of the Judicial Section of the Federal District.

                                   NINETEEN

DEFAULT

     In the event of any default in connection with the obligations undertaken by BENEFICIARY, the provisions of articles 40 to 47 of the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS", mentioned in item I of Section Thirteen, shall be observed.


                                    TWENTY

PENALTY IN CASE OF JUDICIAL COLLECTION

     In case of any judicial collection of the debit resulting from this Agreement, the BENEFICIARY will pay a fine of ten per cent (10%) over the principal and charges of the debit, plus extrajudicial, judicial expenses and legal fees due from the first order delivered by the relevant authority in the collection complaint.


                                  TWENTY-ONE

PREPAYMENT OF THE DEBIT

     In case of prepayment of the debit, the guarantees will be released, and the provisions of article 18 second paragraph, of the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS", mentioned in item I of Section Thirteen, will be applicable.


                                  TWENTY-TWO

EARLY MATURITY

     BNDES may declare the early maturity of this Agreement, requiring the payment of the debit and prompt suspension of any disbursement, if, in addition to the events provided for in articles 39 and 40 of the "PROVISIONS APPLICABLE TO BNDES AGREEMENT", mentioned in item I of Section Thirteen, BNDES proves:

a) the inclusion in any corporate agreement, by-laws or articles of associations of the BENEFICIARY of any provision requiring a special quorum to resolve or approve any business which may limit or impair the control of the respective controlling parties, or, further, the inclusion therein of any provision which may:

    i) restrict the growth capacity of the BENEFICIARY or its technological development;

    ii)  restrict the access of the BENEFICIARY to new markets; or

    iii) restrict or impair the capacity to pay the financial obligations resulting from this transaction.

SOLE PARAGRAPH In the event resources granted by this Agreement are used for any other purpose other than that provided for in Section One, BNDES will inform the Federal Attorney's Office of such event, for the purposes and effects of Law No. 7.492, of 06/16/86, without prejudice of the provisions set forth in this Section.


                                 TWENTY-THREE

REPRESENTATIONS AND WARRANTIES

     The BENEFICIARY represents and warrants that the execution of this Agreement and the compliance with its obligations, particularly the assignment of income provided for in Section Six, does not constitute any breach or noncompliance with any contract, agreement or any other instrument in which the BENEFICIARY is a party or by which it may be bound.


                                  TWENTY-FOUR

MATURITY ON HOLIDAY

     Any maturity date of an installment for repayment of the principal and other charges occurring on Saturdays, Sundays or national holidays, including bank holiday, will, for all purposes and effects of this Agreement, be transferred to the next first business day, and the charges will be calculated until such date. The following regular period for determination and calculation of charges of this Agreement shall also begin on such date.


                                  TWENTY-FIVE

TRANSFER OF RESOURCES TO CREDITORS

     The BENEFICIARY hereby, irrevocably and irreversibly, represents to the BANK that the amounts released by BNDES on its behalf to the ESCROW ACCOUNT provided for in the Sole Paragraph of Section Two will exclusively be used for the purposes of the financial settlement of its commitments with the Wholesale Energy Spot Market - MAE, pursuant to the report LF 003, issued by MAE itself, by means of the transfer of the amounts to its creditors accounts, in accordance with the provisions of the Exhibit attached hereto.

     The BENEFICIARY submitted the Clearance Certificate No.
273752002--11001090, issued on January 03, 2003, by the National Institute of Social Security - INSS.

     The pages of this instrument contain the initial signature of Rosemary Martins Hissa, BNDES' attorney, by authorization of the undersigned legal representatives.

IN WITNESS WHEREOF, the parties executed this instrument in four (4) copies of equal content and form and for an exclusive effect, in the presence of the two undersigned witnesses.

                       Rio de Janeiro, February 7, 2003.

By BNDES:
-------


/s/ Carlos Lessa                                 /s/ Darc Costa
-----------------------------------------------  ------------------------------
         BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES
                     Carlos Lessa                 Darc Costa
                     President                    Vice-President

By BENEFICIARY:


/s/ Djalma Bastos de Morais                      /s/ Cristiano Correa de Barros
-----------------------------------------------  ------------------------------
                 COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG
         Djalma Bastos de Morais                 Cristiano Correa de Barros
         Chief Executive Officer                 Chief Financial Officer

 Continuation of the signature Page of the Financing Agreement by the Extension of Credit No. 02.2.962.3.1


By the INTERVENING PARTIES:
--------------------------


/s/ Edvaldo Alves de Santana                      /s/ Juliao Silveira Coelho
-----------------------------------------------   -----------------------------
                 AGENCIA NACIONAL DE ENERGIA ELETRICA - ANEEL
Edvaldo Alves de Santana                               Juliao Silveira Coelho
Superintendent of Economic Studies of the Market  Federal Attorney/ ANEEL
                                                       Mat. SIAPE no. 1357594


/s/ Jose Nilson Cordeiro                         /s/ Paulo Jorge M. Trachez
-----------------------------------------------  ------------------------------
                                BANCO ITAU S.A.
        Jose Nilson Cordeiro                      4 Paulo Jorge M. Trachez
        Commercial Manager                         Manager B-00372644-5


WITNESSES:

/s/ Wellington Costa de Souza               /s/ Marco Tulio Campos Guimaraes
------------------------------------------- ----------------------------------
Name: Wellington Costa de Souza             Name: Marco Tulio Campos Guimaraes
CPF: 883.775.957-87                         CPF: 204.021.396-15

BNDES                                                                                                               EXHIBIT

             EXHIBIT TO THE FINANCING AGREEMENT BY EXTENSION OF CREDIT No. 02.2.962.3.1

----------------------------------------------------------------------------------------------------------------------------
                         CREDITOR                                      CNPJ              VALUE(R$)         BANK
----------------------------------------------------------------------------------------------------------------------------
Alcoa Alumino S.A.                                            23.637.697/0001-01         8.175,26       Bradesco
----------------------------------------------------------------------------------------------------------------------------
Bandeirante Energia S.A.                                      02.302.100/0001-06     9.942.213,42       Bradesco
----------------------------------------------------------------------------------------------------------------------------
Companhia de Forca e Luz Cataguazes Leopoldina                19.527.639/0001-58     9.501.428,17       CEF
----------------------------------------------------------------------------------------------------------------------------
Comercializadora Brasileira de Energia Emergencial            04.790.539/0001-42         5.209,45       Banco do Brasil
----------------------------------------------------------------------------------------------------------------------------
Companhia Eletrica de Brasilia                                00.070.698/0001-11     4.420.157,97       Banco de Brasilia
----------------------------------------------------------------------------------------------------------------------------
Ceb Lajeado S.A.                                              03.677.638/0001-50       224.154,45       Banco de Brasilia
----------------------------------------------------------------------------------------------------------------------------
Companhia Energetica de Pernambuco                            10.835.932/0001-08     8.616.475,17       Banco do Brasil
----------------------------------------------------------------------------------------------------------------------------
Companhia Energetica Meridional                               02.201.268/0001-17       521.171,43       Itau
----------------------------------------------------------------------------------------------------------------------------
Companhia Energetica do Maranhao                              06.272.793/0001-84     5.044.510,09       CEF
----------------------------------------------------------------------------------------------------------------------------
Companhia de Eletricidade do Estado do Rio de Janeiro         33.050.071/0001-58     3.137.622,69       Itau
----------------------------------------------------------------------------------------------------------------------------
Companhia Energetica Santa Clara                              02.881.800/0003-56       438.293,53       BCN
----------------------------------------------------------------------------------------------------------------------------
Companhia de Interconexao Energetica                          01.983.856/0001-97     1.589.297,00       Santander
----------------------------------------------------------------------------------------------------------------------------
Companhia Luz e Forca Santa Cruz                              61.116.265/0001-44       108.340,29       Itau
----------------------------------------------------------------------------------------------------------------------------
Companhia de Eletricidade do Estado da Bahia                  15.139.629/0001-94     8.923.403,02       Banco do Brasil
----------------------------------------------------------------------------------------------------------------------------
Companhia Energetica do Ceara                                 07.047.251/0001-70     8.723.579,05       Citibank
----------------------------------------------------------------------------------------------------------------------------
Copel Geracao S.A.                                            04.370.282/0001-70       655.591,12       Banco do Brasil
----------------------------------------------------------------------------------------------------------------------------
Companhia Energetica do Rio Grande do Norte                   08.324.196/0001-81     6.552.230,41       Banco do Brasil
----------------------------------------------------------------------------------------------------------------------------
Companhia de Tecidos Norte de Minas                           22.677.520/0001-76     2.137.986,00       Bradesco
----------------------------------------------------------------------------------------------------------------------------
Companhia Paulista de Forca e Luz                             33.050.196/0001-88     6.409.674,64       Bradesco
----------------------------------------------------------------------------------------------------------------------------
Companhia Piratininga de Forca e Luz S.A.                     04.172.213/0001-51     4.104.269,24       Bradesco
----------------------------------------------------------------------------------------------------------------------------
CPFL Geracao de Energia S.A.                                  03.953.509/0001-47    19.251.055,19       Bradesco
----------------------------------------------------------------------------------------------------------------------------
Companhia Paraibuna de Metais                                 42.416.651/0001-07       199.736,24       Bradesco
----------------------------------------------------------------------------------------------------------------------------
CSN Energia S.A.                                              03.537.249/0001-29    45.670.668,53       Bradesco
----------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
                         CREDITOR                         BRANCH         ACCOUNT
------------------------------------------------------------------------------------
Alcoa Alumino S.A.                                        665-3          8000-4
------------------------------------------------------------------------------------
Bandeirante Energia S.A.                                  0516-9         78898-8
------------------------------------------------------------------------------------
Companhia de Forca e Luz Cataguazes Leopoldina            108            580.000-7
------------------------------------------------------------------------------------
Comercializadora Brasileira de Energia Emergencial        1607-1         191.199-6
------------------------------------------------------------------------------------
Companhia Eletrica de Brasilia                            207            001412-0
------------------------------------------------------------------------------------
Ceb Lajeado S.A.                                          207            001.050-8
------------------------------------------------------------------------------------
Companhia Energetica de Pernambuco                        1850-3         91105-4
------------------------------------------------------------------------------------
Companhia Energetica Meridional                           49066-9        0289-9
------------------------------------------------------------------------------------
Companhia Energetica do Maranhao                          1577-6         999-2
------------------------------------------------------------------------------------
Companhia de Eletricidade do Estado do Rio de Janeiro     911            03927-9
------------------------------------------------------------------------------------
Companhia Energetica Santa Clara                          196            002405-9
------------------------------------------------------------------------------------
Companhia de Interconexao Energetica                      005-1          95111727
------------------------------------------------------------------------------------
Companhia Luz e Forca Santa Cruz                          1036           04825-2
------------------------------------------------------------------------------------
Companhia de Eletricidade do Estado da Bahia              2940-8         140000-2
------------------------------------------------------------------------------------
Companhia Energetica do Ceara                             6              49723016
------------------------------------------------------------------------------------
Copel Geracao S.A.                                        3306-5         11100-7
------------------------------------------------------------------------------------
Companhia Energetica do Rio Grande do Norte               0022-1         205691-7
------------------------------------------------------------------------------------
Companhia de Tecidos Norte de Minas                       055063-9       3114-3
------------------------------------------------------------------------------------
Companhia Paulista de Forca e Luz                         0046-9         390550-0
------------------------------------------------------------------------------------
Companhia Piratininga de Forca e Luz S.A.                 0046-9         427880-1
------------------------------------------------------------------------------------
CPFL Geracao de Energia S.A.                              0046-9         429429-7
------------------------------------------------------------------------------------
Companhia Paraibuna de Metais                             198            0172828-8
------------------------------------------------------------------------------------
CSN Energia S.A.                                          0468-5         156670-9
------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Companhia Sul Paulista de Energia                             60.855.608/0001-20       948.821,76       Itau
----------------------------------------------------------------------------------------------------------------------------
Companhia Vale do Rio Doce                                    33.592.510/0001-54     1.867.500,26       Bradesco
----------------------------------------------------------------------------------------------------------------------------
Departamento Municipal de Eletricidade de Pocos de Caldas     23.664.303/0001-04        35.438,25       Banco do Brasil
----------------------------------------------------------------------------------------------------------------------------
Duke Trading do Brasil Ltda                                   03.631.957/0001-24    10.864.372,33       Boston
----------------------------------------------------------------------------------------------------------------------------
Empresa de Eletricidade Vale do Paranapanema S.A.             60.876.075/0001-62     6.745.315,62       Banco do Brasil
----------------------------------------------------------------------------------------------------------------------------
El Paso Rio Grande Ltda                                       02.290.789/0001-98    12.650.423,60       Itau
----------------------------------------------------------------------------------------------------------------------------
Elektro Eletricidade e Servicos S.A                           02.328.280/0001-97    14.383.029,63       Banespa
----------------------------------------------------------------------------------------------------------------------------
Eletropaulo Metropolitana Eletricidade de Sao Paulo S.A.      61.695.227/0001-93    14.323.150,43       Banespa
----------------------------------------------------------------------------------------------------------------------------
Empresa Energetica do Mato Grosso do Sul S.A.                 15.413.826/0001-50     1.830.240,75       ABN Amro
----------------------------------------------------------------------------------------------------------------------------
Enertrade Comercializadora de Energia S.A.                    04.149.295/0001-13       972.773,01       Safra
----------------------------------------------------------------------------------------------------------------------------
Enron Comercializadora de Energia Ltda                        02.754.177/0001-09     4.163.589,27       HSBC
----------------------------------------------------------------------------------------------------------------------------
Espirito Santo Centrais Eletricas S.A.                        28.152.650/0001-71       555.753,38       Banco Bilbao Vzcaya
----------------------------------------------------------------------------------------------------------------------------
Fafen Energia S.A.                                            04.298.015/0001-39     3.066.024,34       Banco Safra
----------------------------------------------------------------------------------------------------------------------------
Guaraniana Comercio e Servicos S.A.                           04.023.261/0001-88     7.761.426,59       Itau
----------------------------------------------------------------------------------------------------------------------------
Ibiritermo Ltda                                               04.552.973/0001-94        49.095,78       Banco do Brasil
----------------------------------------------------------------------------------------------------------------------------
Itambe Energetica S.A.                                        03.926.572/0001-94     2.004.666,59       Itau
----------------------------------------------------------------------------------------------------------------------------
Usina Termeletrica de Juiz de Fora S.A.                       04.166.097/0001-68     1.985.283,43       Banco do Brasil
----------------------------------------------------------------------------------------------------------------------------
Light Servicos de Eletricidade S.A.                           60.444.437/0001-46     4.988.496,92       Bradesco
----------------------------------------------------------------------------------------------------------------------------
MPX Termoceara Ltda                                           04.605.162/0001-04        45.341,22       Unibanco
----------------------------------------------------------------------------------------------------------------------------
SFE - Sociedade Fluminense de Energia Ltda                    02.754.200/0001-65    21.469.454,78       HSBC
----------------------------------------------------------------------------------------------------------------------------
Termobahia (Petrobras Energia Ltda) (*)                       05.195.759/0001-90         1.516,47       Banco Itau S/A
----------------------------------------------------------------------------------------------------------------------------
Tractebel Energia S.A.                                        02.474.103/0001-19    61.903.617,80       Banco do Brasil
----------------------------------------------------------------------------------------------------------------------------
Tradener Ltda                                                 02.691.745/0001-70     5.788.031,42       Real
----------------------------------------------------------------------------------------------------------------------------
Tradenergy-Empresa de Comercializacao de Energia              02.867.340/0001-40    10.893.041,20       HSBC
----------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
Companhia Sul Paulista de Energia                                2001           32196-3
-------------------------------------------------------------------------------------------
Companhia Vale do Rio Doce                                       0445-6         109000-3
-------------------------------------------------------------------------------------------
Departamento Municipal de Eletricidade de Pocos de Caldas        0309-3         7681-3
-------------------------------------------------------------------------------------------
Duke Trading do Brasil Ltda                                      1              62657800
-------------------------------------------------------------------------------------------
Empresa de Eletricidade Vale do Paranapanema S.A.                3064-3         05133-0
-------------------------------------------------------------------------------------------
El Paso Rio Grande Ltda                                          911            05468-2
-------------------------------------------------------------------------------------------
Elektro Eletricidade e Servicos S.A                              154            55000755-1
-------------------------------------------------------------------------------------------
Eletropaulo Metropolitana Eletricidade de Sao Paulo S.A.         319            55-000049-2
-------------------------------------------------------------------------------------------
Empresa Energetica do Mato Grosso do Sul S.A.                    85             6987385-2
-------------------------------------------------------------------------------------------
Enertrade Comercializadora de Energia S.A.                       54             1052-9
-------------------------------------------------------------------------------------------
Enron Comercializadora de Energia Ltda                           454            00774-05
-------------------------------------------------------------------------------------------
Espirito Santo Centrais Eletricas S.A.                           841            100000604
-------------------------------------------------------------------------------------------
Fafen Energia S.A.                                               54             0971-7
-------------------------------------------------------------------------------------------
Guaraniana Comercio e Servicos S.A.                              1247           33069-7
-------------------------------------------------------------------------------------------
Ibiritermo Ltda                                                  5142-X         3308-1
-------------------------------------------------------------------------------------------
Itambe Energetica S.A.                                           3957           00607-9
-------------------------------------------------------------------------------------------
Usina Termeletrica de Juiz de Fora S.A.                          025-6          10577-5
-------------------------------------------------------------------------------------------
Light Servicos de Eletricidade S.A.                              0026-4         372330-5
-------------------------------------------------------------------------------------------
MPX Termoceara Ltda                                              300            102094-4
-------------------------------------------------------------------------------------------
SFE - Sociedade Fluminense de Energia Ltda                       454            00774-05
-------------------------------------------------------------------------------------------
Termobahia (Petrobras Energia Ltda) (*)                          2001           33808-2
-------------------------------------------------------------------------------------------
Tractebel Energia S.A.                                           76493-0        3125-9
-------------------------------------------------------------------------------------------
Tradener Ltda                                                    415            0007943-3
-------------------------------------------------------------------------------------------
Tradenergy-Empresa de Comercializacao de Energia                 38             10059-41
-------------------------------------------------------------------------------------------

(*) Credit rights of Termobahia S/A were transferred to Petrobras Energia Ltda, in accordance with MAE autorization, through letter CT-121/03 of 01/31/2003. The CNPJ and banking information are those of Petrobras Energia.